Amendment No. 5 to
Credit and Security Agreement
This Amendment No. 5 to Credit and Security Agreement (this “Amendment”), dated as of December 10, 2015, is made by and among Mohawk Factoring, LLC, a Delaware limited liability company (the “Borrower”), Mohawk Servicing, LLC, a Delaware limited liability company (the “Servicer”) the Lenders party hereto, the Liquidity Banks party hereto, the Co-Agents party hereto and SunTrust Bank, a Georgia banking corporation, as administrative agent (in such capacity, the “Administrative Agent”).
WITNESSETH:
Whereas, the Borrower, the Servicer, the Lenders, the Liquidity Banks, the Co-Agents and the Administrative Agent previously entered into that certain Credit and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit and Security Agreement”), dated as of December 19, 2012; and
Whereas, the Borrower and the Servicer have requested that the Administrative Agent, the Lenders, the Liquidity Banks and the Co-Agents extend the Facility Termination Date and make certain other amendments to the Credit and Security Agreement, and the Administrative Agent, the Lenders, the Liquidity Banks and the Co-Agents are willing to do so under the terms of this Amendment;
Now, Therefore, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:
Section 1.    Definitions. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Credit and Security Agreement.
Section 2.    Amendment to the Credit and Security Agreement.
2.1.    The last sentence appearing in Section 5.1(k) of the Credit and Security Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:
Such Loan Party is not registered or required to be registered as an “investment company” under the Investment Company Act of 1940, as amended. In determining that the Borrower is not required to be registered as an investment company, the Borrower is relying on the exemption or exclusion from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although other exceptions or exclusions may be available to such Loan Party. The Borrower is not a “covered fund” as defined in the final regulations issued December 10, 2013 implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).
2.2.    Section 5.1 of the Credit and Security Agreement is hereby amended by adding new subsections (x) and (y) to read as follows:

(x)    Anti-Money Corruption. Neither Loan Party, nor to the knowledge of such Loan Party, any director, officer, agent, employee, or other Person, in each case, acting in such capacity on behalf of such Loan Party, has taken any action, directly or to the knowledge of the such Loan Party, indirectly, that would result in a violation in any material respect by such Person of any applicable anti-bribery law, including but not limited to, the UK Bribery Act and the FCPA. Each Loan Party has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with applicable anti-bribery laws.
(y)     Sanctions. Neither Loan Party, any of its subsidiaries or, to the knowledge of such Loan Party, any director or officer of such Loan Party or any of its subsidiaries is, or is owned or controlled by Persons that are: (i) the subject of any Sanctions, or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions.
2.3.    Section 7.2 of the Credit and Security Agreement is hereby amended by adding new subsections (i) and (j) to read as follows:
(i)     Anti-Corruption.    Neither Loan Party will use the proceeds of any Advance in violation in any material respect of any applicable anti-bribery law.
(j)    Sanctions.    Neither Loan Party will use the proceeds of any Advance, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that would result in a violation in any material respect of Sanctions by any Person.
2.4.    The defined terms “Applicable Margin” and “Facility Termination Date”, appearing in Exhibit I to the Credit and Security Agreement are hereby amended and restated in their entirety and as so amended shall read as follows:
“Applicable Margin” shall mean either (i) 0.65% per annum, or (ii) with respect to any Liquidity Funding made by any Liquidity Bank solely during the occurrence of a CP Market Disruption Event, a per annum rate equal to the “Applicable Rate” for “Eurocurrency Rate Loans” as such terms are defined in the Parent Credit Agreement in effect at such time.
“Facility Termination Date” means the earlier of (i) December 19, 2016 (or such later date as the parties hereto may agree to from time to time) and (ii) the Amortization Date.
2.5.    The following new defined terms shall be added to Exhibit I to the Credit and Security Agreement in the appropriate alphabetical sequence:
“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977.
 “Sanctions” means the sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or the Hong Kong Monetary Authority.

     “UK Bribery Act” means the United Kingdom Bribery Act 2010.
2.6.    The reference to “17.0%” appearing in the defined term “Obligor Concentration Limit” appearing in Exhibit I to the Credit and Security Agreement is hereby deleted and replaced with “19.0%”.
2.7.    Schedule D to the Credit and Security Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as set forth on Schedule D attached hereto.
Section 3.    Representations of the Borrower. The Borrower hereby represents and warrants to the parties hereto that as of the date hereof each of the representations and warranties contained in the Credit and Security Agreement is true and correct as of the date hereof and after giving effect to this Amendment (except to the extent that such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date); provided, that with respect to those contained in Section 5.1(a), (e), (f), (l), (u) and (w) of the Credit and Security Agreement, the determination of whether any Material Adverse Effect has occurred as set forth therein shall be made solely by the Borrower, in its reasonable, good faith judgment.
Section 4.    Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:
(a)    Administrative Agent shall have received a fully executed counterpart of this Amendment;
(b)    Each Lender shall have received, on the date hereof, a fully-earned and non-refundable fee equal to (a) 0.05% times (b) the amount of such Lender’s Commitment;
(c)    each representation and warranty of the Borrower contained herein shall be true and correct; and
(d)    no Amortization Event shall have occurred and be continuing.
Section 5.    Amendment. The parties hereto hereby agree that the provisions and effectiveness of this Amendment shall apply to the Credit and Security Agreement as of the date hereof. Except as amended by this Amendment, the Credit and Security Agreement remains unchanged and in full force and effect. This Amendment is a Transaction Document.
Section 6.    Counterparts. This Amendment may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 7.    Captions. The headings of the Sections of this Amendment are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions of this Amendment.
Section 8.    Successors and Assigns. The terms of this Amendment shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
Section 9.    Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 10.    Governing Law and Jurisdiction. The provisions of the Credit and Security Agreement with respect to governing law and consent to jurisdiction are incorporated in this Amendment by reference as if such provisions were set forth herein.
[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed by their respective duly authorized officers as of the day and year first above written.
Mohawk Factoring, LLC, as Borrower

By:	/s/ John J Koach
Name:    John J Koach
Title:    Secretary

Mohawk Servicing, LLC, as Servicer

By:	/s/ Shailesh Bettadapur
Name:    Shailesh Bettadapur
Title:    Vice President-Treasurer

SunTrust Bank, as a Non-Conduit Lender

By:	/s/ David Hufnagel
Name:    David Hufnagel
Title:    Vice President

SunTrust Bank, as Co-Agent and Administrative Agent

By:	/s/ David Hufnagel
Name:    David Hufnagel
Title:    Vice President

Victory Receivables Corporation

By:	/s/ David V. DeAngelis
Name:    David V. DeAngelis
Title:    Vice President

The Bank of Tokyo‑Mitsubishi UFJ, Ltd., New York Branch, as Co‑Agent

By:	/s/ Richard Gregory Hurst
Name:    Richard Gregory Hurst
Title:    Managing Director

The Bank of Tokyo‑Mitsubishi UFJ, Ltd., New York Branch, as Victory Liquidity Bank

By:	/s/ R. Mumick
Name:    R. Mumick
Title:    Director

Working Capital Management Co., L.P., as Conduit

By:	/s/ Kazuhiro Yasuda
Name:    Kazuhiro Yasuda
Title:    Attorney-in-Fact

Mizuho Bank, Ltd., as WCM Liquidity Bank and as Co-Agent

By:	/s/ Takayuki Tomii
Name:    Takayuki Tomii
Title:    Deputy General Manager

PNC Bank, National Association, as a Non-Conduit Lender and as Co‑Agent

By:	/s/ Eric Bruno
Name:    Eric Bruno
Title:    Senior Vice President

Wells Fargo Bank, National Association, as a Non-Conduit Lender and as Co‑Agent

By:	/s/ Eero Maki
Name:    Eero Maki
Title:    SVP

Performance Guarantor’s Acknowledgment and Consent
The undersigned, Mohawk Industries, Inc., has heretofore executed and delivered the Performance Undertaking dated as of December 19, 2012 (the “Performance Undertaking”) and hereby consents to the Amendment No. 5 to the Credit and Security Agreement as set forth above and confirms that the Performance Undertaking and all of the undersigned’s obligations thereunder remain in full force and effect. The undersigned further agrees that the consent of the undersigned to any further amendments to the Credit and Security Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Performance Undertaking referred to above.
Mohawk Industries, Inc.
By: /s/ Shailesh Bettadapur

Name:	Shailesh Bettadapur

Title:	Vice President-Treasurer

Schedule D

Monthly Reporting Dates

Fiscal Month End	Monthly Reporting Date
December 2015	January 19, 2016
January 2016	February 23, 2016
February 2016	March 22, 2016
March 2016	April 19, 2016
April 2016	May 24, 2016
May 2016	June 21, 2016
June 2016	July 20, 2016
July 2016	August 23, 2016
August 2016	September 21, 2016
September 2016	October 18, 2016
October 2016	November 22, 2016
November 2016	December 20, 2016